UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 28, 2004

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point Kirkland, Washington 98033 (425) 576-3600
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events and Regulation FD Disclosure.

On April 28, 2004, Nextel Partners, Inc. (the “Company”) issued a press release announcing that the Company is commencing a tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation” and, together with the Tender Offer, the “Offer”) relating to any and all of its outstanding 11% Senior Notes due 2010.  In addition, the Company announced that it intends to finance the Tender Offer with an incremental term loan and an offering of senior notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933, together with other available funds.  The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Nothing in this report should be construed as an offer to purchase any outstanding 11% Notes, as such offer is only being made upon the terms and is subject to the conditions set forth in the Offer to Purchase.

The statements in this report regarding future aspects relating to the Offer, the incremental term loan and the new senior notes and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, that may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: April 28, 2004	By:	/S/ JOHN CHAPPLE
John Chapple
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated April 28, 2004, issued by Nextel Partners, Inc.